Exhibit 107

CALCULATION OF FILING FEE TABLES

Schedule 13E-3
(Form Type)
HireRight Holdings Corporation
Hearts Parent, LLC
Hearts Merger Sub, Inc.
General Atlantic, L.P.
GAP (Bermuda) L.P.
General Atlantic GenPar (Bermuda), L.P.
General Atlantic Partners (Bermuda) IV, L.P.
General Atlantic Partners (Bermuda) EU, L.P.
General Atlantic GenPar, L.P.
General Atlantic (Lux) S.à r.l.
GAP Coinvestments III, LLC
GAP Coinvestments IV, LLC
GAP Coinvestments V, LLC
GAP Coinvestments CDA, L.P.
General Atlantic GenPar (Lux) SCSp
General Atlantic Partners (Lux) SCSp
General Atlantic Partners AIV-1 A, L.P.
General Atlantic Partners AIV-1 B, L.P.
General Atlantic (SPV) GP, LLC
General Atlantic Partners 100, L.P.
General Atlantic (HRG) Collections, L.P.
GAPCO AIV Holdings, L.P.
GAPCO AIV Interholdco (GS), L.P.
GA AIV-1 B Interholdco, L.P.
GA AIV-1 B Interholdco (GS), L.P.
GA AIV-1 A Interholdco (GS), L.P.
General Atlantic Partners (Bermuda) HRG II, L.P.
General Atlantic (SPV) GP (Bermuda), LLC
Trident VII, L.P.
Trident VII Parallel Fund, L.P.
Trident VII DE Parallel Fund, L.P.
Trident VII Professionals Fund, L.P.
Trident Capital VII, L.P.
Stone Point GP Ltd.
(Exact Name of Registrant and Name of Person Filing Statement)

Table 1: Transaction Valuation

	Proposed Maximum Aggregate Value of Transaction		Fee Rate	Amount of Filing Fee
Fees to be Paid	$279,918,554.54	(1)	0.00014760	$41,315.98	(2)
Fees Previously Paid	$0			$0
Total Transaction Valuation	$279,918,554.54
Total Fees Due for Filing				$41,315.98
Total Fees Previously Paid				$0
Total Fee Offsets				$41,315.98	(3)
Net Fee Due				$0

(1)
Aggregate number of securities to which transaction applies: As of March 18, 2024, the maximum number of shares of HireRight Holdings Corporation’s common stock to which this transaction applies is estimated to be 19,618,682, which consists of (1) 16,779,666 shares of common stock entitled to receive the per share merger consideration of $14.35; (2) 2,516,247 shares of common stock underlying outstanding restricted stock units, which may be entitled to receive the per share merger consideration of $14.35; (3) 176,553 shares of common stock underlying outstanding performance restricted stock units (assuming target performance), which may be entitled to receive the per share merger consideration of $14.35; (4) 97,000 shares of common stock underlying stock options granted under the HireRight Holdings Corporation 2021 Omnibus Incentive Plan that have an exercise price per share that is less than $14.35 (such options, the “In-the-Money 2021 Plan Options”), which may be entitled to receive the per share merger consideration of $14.35 minus the applicable exercise price, and (5) 49,216 shares of common stock underlying outstanding purchase rights under the employee stock purchase plan, which may be entitled to receive the per share merger consideration of $14.35 less the price per share applicable to the purchases under the employee stock purchase plan.

(2)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Estimated solely for the purposes of calculating the filing fee, as of March 18, 2024, the underlying value of the transaction was calculated based on the sum of (1) the product of 16,779,666 shares of common stock and the per share merger consideration of $14.35; (2) the product of 2,516,247 shares of common stock underlying outstanding restricted stock units and the per share merger consideration of $14.35; (3) the product of 176,553 shares of common stock underlying outstanding performance restricted stock units (assuming target performance) and the per share merger consideration of $14.35; (4) the product of 97,000 shares of common stock underlying the In-the-Money 2021 Plan Options and $3.47 (which is the difference between the per share merger consideration of $14.35 and the weighted average exercise price of $10.88) and (5) the product of 49,216 shares of common stock underlying outstanding purchase rights under the employee stock purchase plan and $3.09 (which is the difference between the per share merger consideration of $14.35 and $11.2625, which represents the product of (i) the closing price of the common stock on November 20, 2023 of $13.25 and (ii) 85%, which is the percentage of the price per share applicable to purchases under the employee stock purchase plan). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.00014760.

(3)	HireRight Holdings Corporation previously paid $41,315.98 upon the filing of its Preliminary Proxy Statement on Schedule 14A on March 20, 2024 in connection with the transaction reported hereby.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		Schedule 14A	001-40982	March 20, 2024		$41,315.98
Fee Offset Sources	HireRight Holdings Corporation	Schedule 14A	001-40982		March 20, 2024		$41,315.98 (3)